Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is dated February 29th 2024, (the “Start Date”) BY AND BETWEEN

Intelligent Bio Solutions Inc. (“Company”, “IBS”)

142 West 57th Street

11th Floor

New York, NY 10019

(646)828-8258

AND

C2C Advisors Inc

(“Consultant”,”C2C”)

Dror Tepper (the “Representatives”)

dror@ajocapital.com

IN CONSIDERATION of the mutual covenants and promises contained in this Agreement, the receipt, and sufficiency of which are acknowledged, and intended to be legally bound, the parties hereby agree as follows:

1. Consultant Duties. The Consultant and its Representatives shall provide to the Client certain services described in the attached Exhibit A (the “Services”). In the performance of these duties, the Consultant shall provide the Client with the benefits of its best judgment and efforts. It is understood and acknowledged by the Parties that the value of the Consultant’s advice is not measurable in any quantitative manner. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages the Consultant as an independent contractor to have its Representative consult with and provide advice to, the Company’s management in respect of matters involving and relating to marketing and such other matters as the Company may reasonably request from time to time, as more fully set forth on Exhibit A.. The Consultant, in the capacity as an independent contractor under this Agreement, shall not have any right, power, or authority to bind or commit the Company or any of the Company’s subsidiaries to any act, service, or other contractual commitment, and the Consultant shall not represent to any other person or entity that Consultant has any such right, power or authority. In addition, the Consultant shall not have any right, power, or authority to amend or terminate any relationship between the Company or any of the Company’s subsidiaries and any other person or entity other than those relationships between the Company and Consultant. The Company retains the right to engage the services of other persons and entities to perform services for the Company, whether similar or dissimilar to the Services to be provided by the Consultant to the Company. The Consultant retains the right to perform services for other persons or entities, whether similar or dissimilar to the Services to be provided by the Consultant to the Company, provided that such services shall not be provided to a competitor of the Company. This Agreement shall be non-exclusive to both the Company and the Consultant.

2. Term. The “Term” of this Agreement shall start on the Start Date and continue for six (6) months thereafter, as may be extended in writing by the parties unless earlier terminated in accordance with this Agreement. Either party may terminate this Agreement at any time and for any reason, without cause, upon forty-five (45) days prior written notice.

3. Compensation.

3.1	The Company shall pay the Consultant a consulting fee (the “Fee”) consisting of (a) a monthly cash fee of $25,000 and (b) a single one-time grant of 37,500 restricted shares of common stock of the Company (the “Shares”)for a campaign duration of six months. The client acknowledges that all such monies and Shares are deemed fully earned upon the execution of this Agreement.

Initiation of payment is triggered upon signing.

●	An upfront payment covering two months is required to reserve media assets.
●	The invoicing cycle is established at 60-day intervals paid on the 1st of the month.
●	Shares issuance within five (5)business days of the hereof date.

Share Issuance Information: C2C Capital, Inc.

EIN#: [***]

3.2	The Shares will be restricted stock and contain an appropriate restrictive legend referring to the restrictions on transfer under the Securities Act of 1933, as amended (the “Act”)

4. Consultant Representations. Consultant hereby represents and warrants to the Company as follows:

a)	The Shares are being acquired by the Consultant for its account, for investment purposes only and not with a view to the sale or distribution of all or any part of the Shares, nor with any present intention to sell or to in any way distribute the Shares.

b)	The Consultant has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of acquiring the Shares.

c)	The Consultant has reviewed copies of such documents and other information as the Consultant has deemed necessary in order to make an informed investment decision with respect to its acquisition of the Shares.

d)	The Consultant (a) has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the Shares and the business of the Company, and (b) is familiar with the business, management, financial condition and affairs of the Company.

e)	The Consultant understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. Further, the Consultant understands and has the financial capability of assuming the economic risk of an investment in the Shares for an indefinite period of time.

f)	The Consultant has been advised by the Company that the Consultant will not be able to dispose of the Shares, or any interest therein, without first complying with the relevant provisions of the Act and any applicable state securities laws.

g)	The Consultant understands the provisions of Rule 144 promulgated under the Act, permitting the routine sales of the securities of certain issuers subject to the terms and conditions thereof.

h)	The Consultant acknowledges that the Company is under no obligation to register the Shares or to furnish any information or take any other action to assist the undersigned in complying with the terms and conditions of any exemption which might be available under the Act or any state securities laws with respect to sales of the Shares in the future.

i)	The Consultant is an “Accredited Investor” as defined in Rule 501 of Regulation D of the Act.

5. Severability. Each provision contained in this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses in this Agreement.

6. Independent Contractor; No Obligation to Hire. The Consultant’s relationship to the Company under this Agreement is solely that of an independent contractor. The Consultant shall not be considered an employee or agent of the Company under this Agreement or otherwise. The Consultant acknowledges that, as an independent contractor, the Company will not provide the Consultant with any benefits that the Company or any of its subsidiaries provides to their respective employees including, without limitation, health insurance, other health care benefits, sick leave, vacation, or holiday leave. Without limiting the generality of the foregoing, the Consultant shall be solely responsible for the timely payment of his self-employment and income taxes. The Company shall not have any obligation to deduct or withhold any tax or employee benefit payments from any amount payable to the Consultant under this Agreement. Nothing contained in this Agreement or otherwise shall require the Company at any time to make an offer of employment to the Consultant, to hire the Consultant as an employee, or to retain the services of the Consultant in any other capacity.

7. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

8. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

9. Counterparts. This Agreement may be executed in two counterparts (including by facsimile or other electronic transmissions), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10. Successors and Assigns. All covenants, promises, and agreements by or on behalf of the parties contained in this Agreement shall insure to the benefit of, and be binding upon, the successors and permitted assigns of the parties to this Agreement. This Agreement and any and all of the rights and obligations of the parties may not be assigned without the prior written approval of both parties.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and all promises, representations, understandings, warranties, and agreements with reference to the subject matter of this Agreement and inducements to the making of this Agreement relied upon by any party to this Agreement have been expressed in this Agreement.

This Agreement supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto and AJO Capital INC with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing signed by both of the parties to this Agreement.

12. Restrictive Covenants and Need for Protection. Consultant acknowledges that, because of its position with the Company, Consultant has or will develop knowledge of the affairs of the Company and its subsidiaries and their relationships with dealers, distributors, and customers such that Consultant could do serious damage to the financial welfare of the Company and/or its subsidiaries should Consultant compete or assist others in competing with the business of the Company and/or its subsidiaries. Consequently, and in consideration of the benefits Consultant is to receive under this agreement, and for other good and valuable consideration, the receipt of which Consultant hereby acknowledges, the Consultant agrees as follows:

12.1 Confidential Information.

12.1.1 “Confidential Information” means all information and know-how, regardless of whether in writing, relating to the business, technical, financial, or other affairs of the Company or its representatives, customers, potential customers, suppliers or potential suppliers that the Company delivers or otherwise makes available to the Consultant or that has or may come into the possession of the Consultant, including, without limitation, any invention, method, technique, project, development, plan, vendor information, customer information, equipment, trade secret, process, research, reports, financial data, technical data, computer program, software, software code, software documentation, hardware design, technology, marketing or business plan, forecast, financial statement, budget, price, cost or personnel data.

12.1.2 Obligations. The Consultant shall keep confidential the Confidential Information and (1) shall use at least the same degree of care in safeguarding the Confidential Information as it uses for its own confidential or like information, but in no event, less than a reasonable degree of care; (2) shall use such Confidential Information only for the purposes contemplated by the parties upon entering into this Agreement; (3) may not reverse engineer, disassemble, decompile, unencrypt, extract or copy the Confidential Information; (4) may not, directly or indirectly (including in the conduct of its business), use, or permit to be used, the Confidential Information to the Company’s detriment.

12.1.3 Limited Use; Destruction. All Confidential Information contained in files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material that the Consultant creates or that comes into its custody or possession, may be used by the Consultant only for the purposes contemplated by the parties upon entering into this Agreement. Within thirty (30) days of any written request of the Company, the Consultant shall destroy all of its copies of such Confidential Information or return the same to the Company and, in either case, certify to the Company its compliance with the terms of this provision. After such destruction or return thereof, the Consultant shall not retain any copies thereof or any such tangible property.

12.1.4 Limited Release. The Consultant may release Confidential Information to its attorneys or the courts in prosecuting or defending any claim under this Agreement or pursuant to an order of a court or government agency, provided, however, that in the case of release pursuant to this section, the Consultant shall limit the release to the greatest extent reasonably possible under the circumstances and shall have provided to the Company sufficient advance notice to permit the Company to seek a protective order or other order protecting its Confidential Information from being so disclosed.

12.2 Company’s Property. The Consultant acknowledges that any discovery, concept, or idea, whether patentable or not, including, but not limited to, any apparatus, process, method, technique, or formula, as well as improvements thereof or know-how related thereto, relating to any present or prospective activities of the Company and its affiliates (each, an “Invention”) made or conceived of by the Consultant, either solely or jointly with others, for so long as this Agreement is in effect and for a period of one (1) year thereafter if such Inventions were conceived of for the Company’s purposes, or have the effect of competing with the Company’s business, shall be the sole and exclusive property of the Company.

12.3 Intellectual Property Assignment. The Consultant hereby, without royalty or any other additional consideration, (1) assigns to the Company all of the Consultant’s right, title and interest in and to the Inventions, any applications for United States and foreign letters patent, any continuations, divisions, continuations-in-part, reissues, extensions or additions thereof filed for upon the Inventions and any United States and foreign letters patent, (2) covenants to assign to the Company all future Inventions, applications, continuations, divisions, continuations-in-part, reissues, extensions or additions pursuant to this Agreement, (3) covenants to inform the Company promptly and fully of the Inventions by written reports, setting forth in detail a description, the operation and the results achieved, (4) covenants to assist the Company or its designees, at the Company’s expense, to obtain, maintain and enforce such United States and foreign letters patent for the Inventions as the Company may elect in its sole discretion and (5) covenants to execute, acknowledge, and deliver to the Company, at the Company’s expense, any written documents and instruments, and do any other acts, as may be necessary in the Company’s reasonable opinion to obtain, maintain or enforce the United States and foreign letters patent upon the Inventions and to vest in the Company the entire right and title in, and to confirm the Company’s complete ownership of, the Inventions.

12.4 Work for Hire. Any material and information created by the Consultant in the course of, or as a result of, the Consultant’s engagement by the Company that is fixed in a tangible medium of expression, including, but not limited to, notes, drawings, memoranda, correspondence, documents, work papers, photographs, prototypes, records, notebooks, flow charts, computer programs and source and object codes, regardless of the medium in which it is fixed (each, a “Work”) will be and remain exclusively the property of the Company. Each such Work is a “work for hire” within the meaning and purview of the Copyright Act of 1976, 17 USC § 101, and the Company may file applications to register copyright as the author thereof. The Consultant shall take whatever steps and do whatever acts the Company requests, including, but not limited to, placement of the Company’s copyright notice on such Works to secure or aid in securing copyright protection and shall assist the Company or its designees in filing applications to register claims of copyright in such works. The Consultant may not reproduce, distribute, display publicly, or perform publicly, alone or in combination with any data processing or network system, any Works without written permission from the Company.

12.5 Covenant Not to Compete. During the Term and for a period of two (2) years thereafter, the Consultant agrees that the Consultant will not participate in or finance, directly or indirectly, for the Consultant or on behalf of any third party, anywhere in the world, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business that is materially competitive with the business of the Company and/or any of its subsidiaries, as conducted at any time during the twelve-month period prior to the time in question. Notwithstanding the foregoing, the ownership of not more than five percent (5%) of the outstanding securities of any company listed on any public exchange or regularly traded in the over-the-counter market, provided that the Consultant’s involvement with any such company is solely that of a passive security holder and the Consultant discloses such ownership in advance to the Company’s Board of Directors, shall not constitute a violation of this paragraph.

12.6 Covenant Not to Solicit. The Consultant agrees to no, during the Term and for a period of two (2) years thereafter: (a) directly or indirectly, request or advise any of the customers, distributors, or dealers of the Company or any of its subsidiaries to terminate or curtail their business with the Company or any of its subsidiaries, or to patronize another business which is materially competitive with the Company or any of its subsidiaries; or (b) directly or indirectly, on behalf of himself or any other person or entity, request, advise or solicit any employee, consultant or independent contractor of the Company or any of its subsidiaries to leave such employment or position for any reason.

12.7 Judicial Modification. In the event that any court of law or equity shall consider or hold any aspect of this Section 12 to be unreasonable or otherwise unenforceable, the parties hereto agree that the aspect of this Section so found may be reduced or modified by an appropriate order of the court and shall thereafter continue, as so modified, in full force and effect.

12.8 Injunctive Relief. The parties hereto acknowledge that the remedies at law for breach of this Section 12 will be inadequate and that the Company shall be entitled to injunctive relief for violation thereof; provided, however, that nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from the Consultant.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

COMPANY

Intelligent Bio Solutions Inc.

By:	/s/Spiro Sakiris
Name:	Spiro Sakiris
Title:	CFO

Date:	February 29th 2024

CONSULTANT

C2C Advisors Inc.

By:	/s/ Anthony DaCosta
Name:	Anthony DaCosta
Title:	Partner

Date:	2/1/24

Exhibit A

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